Exhibit 99.1

YULONG ECO-MATERIALS REPORTS FISCAL 2015 FINANCIAL RESULTS

PINGDINGSHAN, China, September 28, 2015 -- Yulong Eco-Materials Limited (NasdaqCM:YECO), a vertically-integrated manufacturer of eco-friendly building products and a construction waste recycling company, today announced its fiscal 2015 results for the year ended June 30, 2015.

Fiscal 2015 Financial and Recent Operational Highlights

●	Fiscal 2015 revenue of $46.2 million increased 4% on $44.5 million in fiscal 2014;
●	Fiscal 2015 net income of $8.7 million or $1.08 per share;
●	Ended fiscal 2015 with approximately $16.5 million in cash;
●	Working capital sufficient to support expansion efforts;
●	New eco-friendly brick plant and waste recycling plant, with exclusive hauling license in Pingdingshan, became operational in April 2015;
●	State-of-the-art research center established to develop new eco-friendly products and increase efficiency of existing construction waste products;
●	Expanded its recycling business outside of Pingdingshan.

Yulong’s revenue increase in fiscal 2015 was primarily the result of greater customer demand for the company’s fly-ash bricks, higher selling prices for concrete, as well as new revenue contributed by the recycling business which commenced operation in April 2015.

For fiscal 2015, the company’s gross margin decreased to 36.5%, as compared to 38.1% in fiscal 2014, mainly due to the higher cost of raw materials for our brick products, and the higher cost of raw material for higher grades of concrete sold during the period. This decrease was offset slightly by a 49.7% gross margin generated by our new, high-margin recycling business, which Yulong commenced in late April 2015. Although the contribution of the recycling business to fiscal 2015’s financial and operational performance was not significant (as a percentage of total revenue), this business is expected to become a material contributor to both top and bottom lines in fiscal 2016.

Yulong’s reduction in year-over-year net income - $8.7 million in fiscal 2015 vs. $10.7 million in fiscal 2014 - was mainly the result of an increase in general and administrative (G&A) expenses. Specifically, G&A expenses in fiscal 2015 increased to $3.4 million vs. $0.8 million a year earlier as a result of $0.9 million in start-up costs related to the new recycling and brick plants, and also an increase in professional fees mainly associated with preparation for the company’s initial public offering - fees which were not incurred in fiscal 2014.

Yulong closed its initial public offering on July 1, 2015, netting proceeds of approximately $10.9 million. These funds, which have improved the company’s cash position and working capital, will allow Yulong to purchase additional trucks and mobile recycling stations to service new contracts outside of Pingdingshan and complete the second production line of its new brick facility.

Moving Forward – 2016 and Beyond

Yulong remains one of the leading brick and cement suppliers in Pingdingshan with approximately 50% and 30% market share, respectively, in fiscal 2015. Recent steps taken by management are opening new avenues to further increase market share in Pingdingshan and expand into new areas.

Yulong’s Chief Executive Officer, Mr. Yulong Zhu, noted, “In April 2015, we completed the construction of our eco-friendly construction waste recycling plant, a new brick plant that uses the waste that we recycle as raw materials, and a state-of-the-art research and development center that will be instrumental in developing new eco-friendly products and increase efficiency of existing construction waste products. Using our recycled materials, we can now provide our existing and potential customers with a wider range of higher quality brick products that can be used for pavements, gardens and squares.

“Furthermore, the company’s exclusive hauling license in Pingdingshan and eco-friendly recycling plant, added to its recent success in securing hauling and recycling agreements in cities outside of its base in Pingdingshan, will serve as catalysts for improved operational performance expected in fiscal 2016.

“While fiscal 2015 was a year in which we established our hauling and recycling business and completed what we believe to be one of our province’s most advanced eco-friendly brick factories, fiscal 2016 has already emerged as a year in which we have expanded our business into new geographic markets and secured highly lucrative contracts.”

In August 2015, Yulong commenced waste hauling and recycling operations on a high-speed rail project in Shangqiu, Henan Province, a contract that can potentially net the company up to $4 million in revenue over 18 months. Earlier in September 2015, Yulong landed a construction waste recycling agreement for Zhengzhou City with potential revenue of $35 million over four years.

“Several other contracts in other cities of Henan Province are currently being bid on,” said Mr. Zhu, “and we are hopeful that we will be able to announce positive results from these efforts soon.”

One of China’s most profound needs is to clean up the overflowing construction waste currently found in dozens of our nation’s major cities. “We believe we are positioning the company to be a leader in providing this vital service.”

About Yulong Eco-Materials

Yulong is a vertically integrated manufacturer of eco-friendly building products and a construction waste recycling company located in the city of Pingdingshan in Henan Province, China. The Company is currently the city’s leading producer of fly-ash bricks and concrete, and in April 2015 became Pingdingshan’s exclusive hauling and construction waste recycling operations provider.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

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YULONG ECO-MATERIALS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2015	2014
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,470,299	$19,732,770
Accounts receivable, net	9,329,495	5,181,394
Deposits and other receivables	286,153	350,120
Inventories	364,254	421,998
Advances to suppliers	17,421	57,415
Prepaid expenses	373,617	72,356
Other receivables-related parties	-	936,608
Total current assets	26,841,239	26,752,661

PLANT AND EQUIPMENT, net	41,267,655	34,381,554

OTHER ASSETS
Prepayments	3,658,748	5,771,681
Intangible assets, net	4,913,376	2,449,759
Deferred tax asset	520,147	188,381
Long-term deposit	397,300	11,294
Total other assets	9,489,571	8,421,115

Total assets	$77,598,465	$69,555,330

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short term loan - bank	$7,972,190	$7,751,250
Accounts payable, trade	1,726,158	1,820,585
Other payables and accrued liabilities	4,817,399	735,789
Other payables - related parties	2,584,104	182,000
Customer deposits	-	402,499
Taxes payable	1,098,093	1,113,617
Capital lease obligation-current portion	4,615,083	1,610,492
Dividends payable	7,994,125	-
Total current liabilities	30,807,152	13,616,232

LONG TERM LIABILITIES
Other payables	-	487,500
Other payables - related parties	-	9,801,110
Dividends payable	-	7,935,525
Capital lease obligation-net of current portion	138,952	68,361
Total long term liabilities	138,952	18,292,496

Total liabilities	30,946,104	31,908,728

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.00125 par value, 100,000,000 shares authorized, 8,000,000 shares issued and outstanding*	10,000	10,000
Subscription receivable	(10,000)	(10,000)
Additional paid-in capital	19,011,464	19,011,464
Statutory reserves	3,922,228	3,771,665
Retained earnings	21,211,829	12,682,821
Accumulated other comprehensive income	2,506,840	2,180,652
Total Yulong Eco-Materials Limited's equity	46,652,361	37,646,602

Total liabilities and equity	$77,598,465	$69,555,330

* Giving retroactive effect to the 4-for-5 reverse stock split effected on March 3, 2015.

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YULONG ECO-MATERIALS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended June 30,
	2015	2014
REVENUES
Bricks	$15,586,654	$14,956,906
Concrete	29,967,622	29,499,530
Recycling	676,108	-
TOTAL REVENUES	46,230,384	44,456,436

COST OF REVENUES
Bricks	6,139,759	5,773,533
Concrete	22,883,040	21,729,928
Recycling	340,186	-
TOTAL COST OF REVENUES	29,362,985	27,503,461

GROSS PROFIT	16,867,399	16,952,975

OPERATING EXPENSES:
Selling	634,390	930,470
General and administrative	3,374,557	806,037
Total operating expenses	4,008,947	1,736,507

INCOME FROM OPERATIONS	12,858,452	15,216,468

OTHER INCOME (EXPENSE), net
Interest income	70,065	18,186
Interest expense	(1,297,102)	(1,183,580)
Other finance expense	(1,094)	(16,628)
Other expense, net	(52,731)	(83,125)
Total other expense, net	(1,280,862)	(1,265,147)

INCOME BEFORE INCOME TAXES	11,577,590	13,951,321

PROVISION FOR INCOME TAXES	2,898,019	3,259,147

NET INCOME	8,679,571	10,692,174

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	326,188	94,109

COMPREHENSIVE INCOME	$9,005,759	$10,786,283

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted*	8,000,000	8,000,000

EARNINGS PER SHARE
Basic and diluted*	$1.08	$1.34

* Giving retroactive effect to the 4-for-5 reverse stock split effected on March 3, 2015.

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Lena Cati, 212-836-9611

Vice President

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www.theequitygroup.com

or

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Jimmy Caplan, 512-329-9505

jimmy@asia-irpr.com

or

Media Relations:

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Rick Eisenberg, 212-496-6828

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